UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2011

HARBOR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34584	13-3697002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9191 Towne Centre Drive, Suite 409, San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-9333

9171 Towne Centre Drive, Suite 180, San Diego, California, 92122

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Summary

On July 28, 2011, Harbor BioSciences, Inc. (the “Company”) sold an aggregate of 2,000,000 shares of its Series A Preferred Stock (the “Preferred Shares”) to an institutional accredited investor (the “Investor”) pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”) and related Stockholders Agreement (the “Stockholders Agreement”). The Preferred Shares will initially represent approximately 28% of the economic interest in the Company and in certain limited circumstances one Preferred Share can be converted into seven shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). The Preferred Shares entitle the Investor to a number of votes equal to 38.28% of the total number of votes entitled to be cast by holders of all shares of the Company’s capital stock voting together as single class, including with respect to the election of directors. Under the terms of these and other related agreements between the Company and the Investor, the Investor placed $2.825 million in cash into escrow, which amount is available under certain circumstances to pay certain Company related expenses and to fund the Company’s working capital needs, in each case as more fully described below. The Stockholders Agreement provides that the Investor will have the right to “put” the Preferred Shares acquired pursuant to the Purchase Agreement back to the Company in return for the remaining cash held in escrow at the time of the Put (as defined below), upon the occurrence of certain events, including an “ownership change” as such term is defined by Section 382 of the Internal Revenue Code, or in the event that the Company fails to take certain actions or the Company’s board of directors (the “Board”) fails to recommend and approve or consummate a Qualifying Transaction (as defined below). The Company expects that the sale of the Preferred Shares and the closing of the Qualifying Transaction will provide financing for the Company and enable it to diversify its business.

As contemplated by the Purchase Agreement and the Stockholders Agreement, the Investor intends to bring to the Company an offer for the Company to acquire a controlling interest in a profitable entity, which transaction would provide to the Company at least $5,000,000 in cash plus an amount equal to the costs and expenses incurred by the Company in connection with such transaction (not to exceed $200,000), which amounts, together with any operating cash held by the Company immediately prior to closing such transaction, would be transferable, together with any and all (i) intellectual property and (ii) other assets of the Company related to the Company’s biotechnology business, to a newly formed subsidiary of the Company, which subsidiary will assume all liabilities of the Company as of immediately prior to such closing (a “Qualifying Transaction”).

In connection with the acquisition of the Preferred Shares described above, the Board has adopted and declared advisable certain amendments to the Company’s certificate of incorporation including a provision that protects the Company’s net operating losses for federal tax purposes by prohibiting and declaring void any proposed transfer of securities that would result in any stockholder of the Company becoming a “five percent shareholder” as such term is defined by Section 382 of the Internal Revenue Code (the “NOL Provision”). The Board also adopted Amended and Restated Bylaws that contain a similar provision to protect the Company’s net operating losses. The Board has also adopted and declared advisable amendments to the Company’s certificate of incorporation that will enable the Company to effect a Reverse Stock Split (as defined below) followed by a Forward Stock Split (as defined below) in order to reduce the number of holders of record of the Common Stock if the Investor requests that the Company do so. The Stockholders Agreement also permits the Investor to appoint three directors to the Board following the acquisition of the Preferred Shares.

Item 1.01. Entry into a Material Definitive Agreement.

Series A Preferred Stock Purchase Agreement

On July 28, 2011, the Company entered into the Purchase Agreement with the Investor, pursuant to which the Company sold the Investor an aggregate of 2,000,000 shares of its Series A Preferred Stock, and the Investor agreed to place $2.825 million in cash into escrow, which, pursuant to the terms and conditions of the Purchase Agreement, will be released to the Company to pay certain Company related expenses as described below as well as to fund the Company’s working capital needs under certain circumstances described below. The escrow into which the $2.825 million in cash has been deposited is governed by the terms of an escrow agreement (the “Escrow Agreement”) among the Company, the Investor and The Bank of New York Mellon, as escrow agent (the “Escrow Agent”).

In connection with the execution of the Purchase Agreement, the Company and the Investor entered into the Stockholders Agreement and an expenses fee letter (the “Expenses Fee Letter”), the Company, the Investor and the Escrow Agent entered into the Escrow Agreement, the Company and the Rights Agent entered into a Second Amended and Restated Rights Agreement, the Company adopted and filed a Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the “Certificate of Designations”), which sets forth the rights, preferences and privileges associated with the Preferred Shares and the Company adopted the Amended and Restated Bylaws. Each of the foregoing documents is described in greater detail below.

Stockholders Agreement

In connection with the execution of the Purchase Agreement, the Company and the Investor entered into the Stockholders Agreement pursuant to which the Investor was granted certain rights which are summarized below.

Put Right. Following the date of closing of the sale of the Preferred Shares and until the later to occur of (x) July 28, 2012 and (y) in the event a Qualifying Transaction has not been consummated, forty-five calendar days following the Company’s 2012 annual meeting of stockholders, the Investor may elect to put all (but not less than all) of the Preferred Shares held by it to the Company (the “Put Right”), and the Company will be obligated to purchase such Preferred Shares in exchange for $1.00 and the return of all cash and any other property or assets that continues to be held in the escrow account, in the event of any of the following:

•

(i) The Investor has requested in writing that the Company terminate the registration (the “12(g) Termination”) of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and within five days after such request the Company has not filed a Form 15 to effect the 12(g) Termination, or (ii) the Investor has requested in writing, at any time following the effective date, if any, of the Reverse Stock Split, that the Company effect a termination of the registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act (the “Deregistration”) and within five days after such request the Company has not effected the Deregistration (subject to any applicable waiting periods);

•	The stockholders of the Company fail to approve any of (i) the NOL Provision, (ii) the Reverse Stock Split, or (iii) the Forward Stock Split, in each case by November 5, 2011;

•

(i) The Investor shall have brought to the Board a Qualifying Transaction, and a majority of the Company’s disinterested directors fail to recommend and approve the Qualifying Transaction within forty-five calendar days thereafter (a “Qualifying Transaction Proposal”) or (ii) such Qualifying Transaction is not consummated within seventy-five calendar days of the Investor having made a Qualifying Transaction Proposal, unless, in the case of clause (ii), the failure to consummate such Qualifying Transaction within such seventy-five calendar day period is due to the Investor’s breach in any material respect of its obligations under the definitive agreements providing for the Qualifying Transaction;

•

The Company has not appointed to the Board three nominees of the Investor (the “Stockholder Directors”) within five calendar days of the receipt by the Company of a written request from the Investor with respect to such appointment;

•	Less than three Stockholder Directors are members of the Board following the Company’s 2011 stockholders meeting (the “2011 Stockholders Meeting”);

•

The Investor requests in writing, at any time following the approval of the Reverse Stock Split and the Forward Stock Split by the stockholders of the Company, that the Company effect the Reverse Stock Split and Forward Stock Split and within two business days after such request the Company shall not have filed the amendments to the Company’s then-existing certificate of incorporation, relating to the Reverse Stock Split and the Forward Stock Split with the Delaware Secretary of State;

•	The occurrence of an “ownership change” as defined in Section 382 of the Internal Revenue Code;

•

At any time following the Deregistration, the Company makes any filing with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13 and 15(d) of the Exchange Act on a voluntary basis; or

•	The Company breaches certain other provisions of the Stockholders Agreement as described therein.

Board Representation Rights. The three current vacancies on the Board will be filled with the individuals designated by the Investor. Prior to appointment of such directors, the Investor is entitled to appoint one observer to the Board.

Special Board Actions. For as long as the Investor continues to hold 50% of the Preferred Shares, the Company will not take any of the following actions, and will not permit any of its subsidiaries or affiliates (other than any business acquired by the Company in a Qualifying Transaction) to take any of the following actions, without first obtaining the approval (by vote or written consent) of two-thirds of the directors on the Board:

•	amend any provision of the Company’s or any of its subsidiaries’ governing documents, except in accordance with the terms of the Stockholders Agreement and the Purchase Agreement;

•

make or approve any voluntary bankruptcy or reorganization filing by, liquidation or other termination of the business or operations of, the Company or any of its subsidiaries or allow the Company or any subsidiary to make a general assignment, arrangement or composition for the benefit of its creditors or to admit its inability to pay its debts generally as they become due;

•	increase the size of the Board to more than seven directors;

•	make any determination or otherwise take any action with respect to net operating losses as contemplated by the terms of the NOL Provision;

•	except as required under options to purchase Common Stock and warrants to acquire Common Stock, in each case outstanding on the date of the Purchase Agreement, issue any securities; and

•	register any securities of the Company or file any registration statement relating to securities of the Company with the SEC or list any such securities on any stock exchange.

Standstill Obligations. Until the expiration of the Put Right, neither the Company nor any of its subsidiaries or affiliates (other than any business acquired by the Company in a Qualifying Transaction) will:

•

enter into any agreement or amend any agreement with any officer, employee, director, stockholder, member, warrant holder or equity holder of the Company or any of its subsidiaries or any affiliate of such persons or otherwise incur any liabilities (other than as may be required by the express terms of outstanding warrants in connection with the redemption thereof by the Company in accordance with such warrants) and other than liabilities incurred in the ordinary course of business, in an amount greater than $200,000;

•	incur more than $200,000 in debt in the aggregate;

•	incur or grant any lien other than with respect to assets relating to HE2000, HE2100, HE3413, HE3177, Apoptone or Triolex, having a value in excess of $200,000;

•	extend any credit in an amount greater than $200,000 in the aggregate at any one time outstanding;

•	acquire securities or other assets having an aggregate value in excess of $200,000 except in connection with a Qualifying Transaction;

•	issue any guarantee with respect to the debts or other obligations except in connection with a Qualifying Transaction;

•	make any expenditure in excess of $100,000; and

•

hire any employee, officer or director of or consultant to the Company and/or any of its subsidiaries that may result in the payment of compensation during any calendar year of more than $150,000 to any one such person.

Preemptive Right. For as long as the Investor continues to hold 50% of the Preferred Shares, the Investor is entitled to purchase up to 100% of any securities offered by the Company by giving written notice to the Company within ten days. This right will be subject to several exceptions as set forth in Section 5.4 of the Stockholders Agreement.

Information Rights. For as long as the Investor continues to hold 50% of the Preferred Shares, the Investor is entitled to receive quarterly unaudited and annual audit financial statements, and additional written reports, management letters or other detailed information concerning significant aspects of the Company’s operations or financial affairs given to the Company by its accountants.

Annual Meeting of Stockholders

In connection with the sale and issuance of the Preferred Shares under the Purchase Agreement, the Company is required to hold the 2011 Stockholders Meeting within thirty days after clearance of the proxy statement relating to the 2011 Stockholders Meeting (the “Proxy Statement”) by the SEC. The matters to be considered at the 2011 Stockholders Meeting must include approval of a series of amendments to the Company’s Amended and Restated Certificate of Incorporation as currently in effect (the “Current Certificate”), though other matters may also be considered. If adopted by the stockholders, the amendments will result in the Company, among other things:

•	Adopting the NOL Provision to prevent transfers of the Common Stock in order to protect the Company’s net operating losses for federal tax purposes;

•

Authorizing a reverse stock split of the issued and outstanding shares of Common Stock held by Company stockholders of record at a ratio that will be proposed in the Proxy Statement (the “Reverse Stock Split”);

•

Authorizing a forward stock split of the Common Stock held by our stockholders of record immediately following the Reverse Stock Split at the ratio that will be the inverse ratio of the Reverse Stock Split (the “Forward Stock Split”);

•

Eliminating the Company’s classified Board, pursuant to which the Board is divided into three separate classes, with each class having a three-year term, and to instead provide for a single class of directors, each elected to hold office until the next annual meeting of stockholders;

•	Removing the provision that prevents stockholders from acting by written consent;

•	Eliminating the restrictions on the stockholders ability to remove directors without cause;

•	Permitting Company stockholders to fill vacancies on the Board;

•	Permitting the Bylaws to be amended by the vote of a majority of the then-outstanding shares of voting stock of the Company, rather than 66-2/3% of such shares;

•	Eliminating a provision that prohibits Company stockholders from requesting that the Company hold a special meetings of the stockholders of Company;

•	Eliminating the provision that required the vote of 66-2/3% of the then outstanding shares of voting stock of the Company to modify certain provisions in the Current Certificate; and

•	Restating the Current Certificate to organize all of the existing provisions of the Current Certificate into a single document, including the Certificate of Designations.

We anticipate that the complete text of the proposed amendments to our Current Certificate will be filed with the Proxy Statement.

The amendments to the Current Certificate discussed above, if approved by the Company’s stockholders at the 2011 Stockholders Meeting, will result in the filing with the Delaware Secretary of State of a Second Amended and Restated Certificate of Incorporation (the “New Certificate”), which will amend and restate in its entirety, the terms of the Current Certificate. If approved and filed, the New Certificate will be filed as an exhibit to a future Current Report on Form 8-K.

Disbursements from Escrow

Under the terms of the Purchase Agreement, the Company may be reimbursed from the escrow account for amounts required to purchase fractional shares of the Company held by record holders of Common Stock in connection with the Reverse Stock Split, if implemented. In addition, to the extent that certain of the holders of the Company’s warrants issued in connection with the June 2010 registered direct offering of Common Stock and warrants (the “2010 Warrants”) are eligible to exercise their put right under Section 3(e) of such 2010 Warrants and elect to do so, the Company will be entitled to disbursement from the escrow account in accordance with the escrow agreement, in an amount equal to the amount required to repurchase such 2010 Warrants pursuant to the formula set forth in such section.

In addition, under the terms of the Purchase Agreement, beginning January 1, 2012 and on the first day of each month thereafter, the Company will be entitled to disbursements from escrow in the amount of $200,000 (the “Working Capital Amount”) for so long as: (x) the Investor has not made a Qualifying Transaction Proposal to the Company, (y) for sixty calendar days following the Investor having made a Qualifying Transaction Proposal (provided that the sixty day period will be extended an additional fourteen calendar days in the event the sixty day period includes all or any part of the period from December 15 through December 31, 2011); and (z) in the event that a Qualifying Transaction has been presented and definitive documentation relating to such Qualifying Transaction has been executed, for so long as the Qualifying Transaction has not been consummated (unless the failure to consummate such Qualifying Transaction is due to the Company’s breach in any material respect of its obligations under the definitive agreements providing for the Qualifying Transaction, and if and until the Put Right is exercised or the right to exercise the Put Right otherwise expires).

The above descriptions, which summarize the material terms of the Purchase Agreement, the Stockholders Agreement and the Amended Rights Agreement (as defined below), are not complete and are qualified in their entirety by reference to the full text of such agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.

The Preferred Shares, were issued in a private placement pursuant to Rule 506 (“Rule 506”) of the Securities Act of 1933 (the “Securities Act”) and thus have not been and are not being registered under the Securities Act. The Investor made certain representations to the Company in the Purchase Agreement that support the determination that it was appropriate to rely on the exemption from registration provided by Rule 506 in selling the Preferred Shares to the Investor. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security. The Preferred Shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Expenses Fee Letter

In connection with the execution of the Purchase Agreement, the Company and the Investor entered into the Expenses Fee Letter, pursuant to which the Investor agreed to reimburse the Company for its costs and expenses incurred in connection with:

•	The closing of the sale and issuance of the Preferred Shares, such amount not to exceed $120,000;

•

The preparation, filing and clearance of the Proxy Statement relating to the Company’s the 2011 Stockholders Meeting, the consummation of the actions proposed at the Stockholders Meeting, including the potential Reverse Stock Split and Forward Stock Split, and any stock transfer agent fees associated therewith, the Deregistration (as defined below) or any action, claim, suit, inquiry, notice of violation, proceeding or investigation arising in connection with the Purchase Agreement and the transactions contemplated thereby, such amount not to exceed $105,000; and

•	The retention of a proxy solicitation firm to solicit proxies from the stockholders of the Company in connection with the 2011 Stockholders Meeting, such amount not to exceed $50,000.

Rights Plan Amendment

On July 29, 2011, as required by the terms of the Purchase Agreement, the Company executed a Second Amended and Restated Rights Agreement (the “Amended Rights Agreement”), which amended and restated the Amended and Restated Rights Agreement dated as of October 19, 2009 (the “Prior Rights Agreement”). The Amended Rights Agreement (i) reduces from 15% to 4.9% the threshold for the acquisition of beneficial ownership of shares of Common Stock which will trigger the detachment of the preferred share purchase rights associated with the Common Stock, (ii) eliminates the concept of “grandfathered stockholders” (as described in the Amended Rights Agreement) and (iii) provides that no distribution of rights will occur unless directors representing at least two-thirds of the members of the Board affirmatively vote to approve such distribution of rights.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance and sale of the Preferred Shares is hereby incorporated into this Item 3.02 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The rights of holders of the rights issued under the Prior Rights Agreement were modified as a result of the adoption of the Amended Rights Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Amended Rights Agreement is incorporated herein by this reference.

The rights of the Investor with respect to the Preferred Shares were established by the filing of the Certificate of Designations. The information set forth in Item 5.03 of this Current Report on Form 8-K relating to the Certificate of Designations is incorporated herein by this reference.

The rights of holders of the outstanding shares of the Company’s capital stock were modified by the adoption of the Amended and Restated Bylaws (as defined below). The information set forth in Item 5.03 of this Current Report on Form 8-K relating to the Amended and Restated Bylaws is incorporated herein by this reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations of Series A Preferred Stock

In connection with the execution of the Purchase Agreement and the authorization, issuance and delivery of the Preferred Shares, the Board approved, and on July 28, 2011 the Company filed, the Certificate of Designations, which provides that (i) any dividends or distributions made to the holders of Common Stock will also be made to the holders of Preferred Shares on a pari passu basis and based on the number of shares of Common Stock into which the Preferred Shares could then be converted; (ii) in any liquidation, dissolution or winding-up of the Company the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of the Common Stock and Preferred Shares pro rata and on a pari passu basis provided that the holders of the Preferred Shares will be deemed to hold that number of shares of Common Stock into which such Preferred Shares are then convertible; (iii) the Preferred Shares outstanding together will (A) be entitled to a number of votes equal to 38.28% of the total number of votes entitled to be cast by holders of all shares of the Company’s capital stock voting together as single class, (B) be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, including with respect to election of directors, and (iv) provides that the Preferred Shares will be convertible into Common Stock in the event that the Investor elects to contribute shares of Common Stock to the Company pursuant to Section 8.3 of the Stockholders Agreement to avoid having the Company issue new shares of Common Stock to a stockholder other than the Investors (the initial conversion rate is set at seven shares of Common Stock to one Preferred Share).

The foregoing description of the Certificate of Designations is not complete and is qualified by reference to the full text of the Certificate of Designations, which is attached as an exhibit to this Current Report on Form 8–K, and is incorporated herein by reference.

Amended and Restated Bylaws

In connection with the execution of the Purchase Agreement, on July 28, 2011 the Board approved the amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws effect the following changes:

•

Adding a provision prohibiting and declaring void any proposed transfer of securities that would result in any stockholder of the Company becoming a “five percent shareholder” as such term is defined by Section 382 of the Internal Revenue Code;

•

Special meetings of the stockholders may be called by written request of the holders of at least 25% of the voting power of all of the then-outstanding shares of voting stock of the Company entitled to vote at an election of directors;

•	Removal of the provision that prevents stockholders from acting by written consent;

•

Elimination of a provision that classified the Board, pursuant to which provision the Board is divided into three separate classes, with each class having a three-year term, and instead providing for a single class of directors, each elected to hold office until the next annual meeting of stockholders;

•	Providing that, except for any special rights provided to the holders of preferred stock, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders;

•

Providing that certain vacancies on the Board be filled by the affirmative vote of a majority of the directors then in office or majority of the voting power of all of the then-outstanding shares of voting stock of the Company entitled to vote at an election of directors;

•	Elimination of the restrictions on the stockholders’ ability to remove directors without cause;

•	Elimination of a provision specifying certain of the rights and responsibilities of an executive committee of the Board; and

•	Permitting the Bylaws to be amended by the vote of a majority of the then outstanding shares of voting stock of the Company, rather than 66-2/3% of such shares.

Certain of the changes that are being made as a result of the approval of the Amended and Restated Bylaws may not actually be implemented because the matters addressed by such changes may also be covered by the Current Certificate, and the relevant provisions of the Current Certificate will not be similarly changed if and until the Company’s stockholders approve, and the Company files with the Delaware Secretary of State, the New Certificate. The foregoing description of the Amended and Restated Bylaws is not complete and is qualified by reference to the full text of the Amended and Restated Bylaws, which is attached as an exhibit to this Current Report on Form 8–K, and is incorporated herein by reference.

Where You Can Find Additional Information About the Pending Stockholders Meeting

The Company will file the Proxy Statement and other relevant documents concerning the matters to be voted upon at the 2011 Stockholders Meeting, including the adoption of the New Certificate, the approval of the potential Reverse Stock Split and the approval of the potential Forward Stock Split. Before making any voting decision, investors are urged to read the Proxy Statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC free of charge by requesting them in writing from Harbor BioSciences, Inc., 9191 Towne Centre Drive, Suite 409, San Diego, California 92122, Attention: Chief Financial Officer.

The Company’s directors and executive officers, as well as the Investor, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the 2011 Stockholders Meeting and the related stockholder proposals. Information about the directors and executive officers of the Company, as well as the Investor, including their respective ownership of the Company’s capital stock, will be included in the Proxy Statement relating to the 2011 Stockholders Meeting. Investors may obtain additional information regarding the interests of such participants by reading the Proxy Statement when it becomes available.

Cautionary Note Regarding Forward Looking Statements

The foregoing statements regarding the effect of the sale of the Preferred Shares on the Company, the ability of the Company to effect a Qualifying Transaction, the timing and results of the Stockholders Meeting, the ability of the Company to effect the potential Reverse Stock Split or potential Forward Stock Split, the adoption of the New Certificate and certain other statements made in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. The forward-looking statements are based on information available to the Company as of the date of this Current Report and management’s views and assumptions regarding future events as of the date of this Current Report and are subject to risks and uncertainties which could cause the outcome of future events to differ materially from those assumed or intended. Such potential risks and uncertainties include, but are not limited to, risks associated with (i) holding the 2011 Stockholders Meeting and obtaining the requisite vote of the Company’s stockholders to approve the various proposals to be considered at the 2011 Stockholders Meeting, (ii) identifying and closing a Qualifying Transaction within a limited period of time, and (iii) the Investor exercising the Put Right under the Purchase Agreement resulting in the remaining escrow funds being returned to the Investor. Additional risks and uncertainties include those described in the Company’s Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC and other risks and uncertainties detailed from time to time in the Company’s other reports filed with the SEC. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The Company expressly disclaims any intent or obligation to update any forward looking statements, whether as a result of new information, future events or otherwise, after the date of this Current Report to conform such statements to actual results or to changes in the Company’s opinions or expectations except as required by applicable law.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

3.1	Certificate of Designation of Series A Preferred Stock, as filed by the Company with the Delaware Secretary of State on July 28, 2011

3.2	Amended and Restated Bylaws

4.1	Second Amended and Restated Rights Agreement, dated July 29, 2011 between the Company and American Stock Transfer and Trust Company, LLC, as rights agent, which includes as Exhibit A thereto the Amended and Restated Certificate of Designations of the Series B Junior Participating Preferred Stock, as Exhibit B thereto a revised Form of Right Certificate, and as Exhibit C thereto a revised Summary of Rights to Purchase Preferred Shares

10.1	Stock Purchase Agreement, dated July 28, 2011, by and between the Company and the Investor

10.2	Stockholders Agreement, dated July 28, 2011, by and between the Company and the Investor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 3, 2011

HARBOR BIOSCIENCES, INC.

By:	/s/ Robert W. Weber
Robert W. Weber
Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock, as filed by the Company with the Delaware Secretary of State on July 28, 2011

3.2	Amended and Restated Bylaws

4.1	Second Amended and Restated Rights Agreement, dated July 29, 2011 between the Company and American Stock Transfer and Trust Company, LLC, as rights agent, which includes as Exhibit A thereto the Amended and Restated Certificate of Designations of the Series B Junior Participating Preferred Stock, as Exhibit B thereto a revised Form of Right Certificate, and as Exhibit C thereto a revised Summary of Rights to Purchase Preferred Shares

10.1	Stock Purchase Agreement, dated July 28, 2011, by and between the Company and the Investor

10.2	Stockholders Agreement, dated July 28, 2011, by and between the Company and the Investor